Exhibit 5.1

SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 (212) 839 5300 (212) 839 5599 FAX	BEIJING BRUSSELS CHICAGO DALLAS FRANKFURT GENEVA HONG KONG LONDON LOS ANGELES	NEW YORK PALO ALTO SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.

FOUNDED 1866

September 10, 2010

Aon Corporation

200 East Randolph Street

Chicago, Illinois 60601

Re:                             Aon Corporation
Registration Statement on Form S-3 (Registration No. 333-159841)

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3 (Registration No. 333-159841) (such registration statement, as amended to the date hereof, including the documents incorporated by reference therein, the “Registration Statement”) filed by Aon Corporation (the “Company”), a Delaware corporation, relating to the registration under the Securities Act of 1933, as amended (the “Act”), of the Company’s debt securities and certain other classes of securities (the “Securities”).  Such Securities include the Company’s $600,000,000 3.50% Senior Notes due 2015 (the “2015 Notes”), the Company’s $600,000,000 5.00% Senior Notes due 2020 (the “2020 Notes”) and the Company’s $300,000,000 6.25% Senior Notes due 2040 (the “2040 Notes,” together with the 2015 Notes and the 2020 Notes, the “Notes”), which are to be issued under an Indenture, dated as of September 10, 2010 (the “Indenture”), between the Company and The Bank of New York Mellon, as trustee.  The Notes are to be offered and sold pursuant to a Prospectus Supplement dated September 7, 2010 (the “Prospectus Supplement”) and the Prospectus dated June 8, 2009 (the “Base Prospectus”) that forms a part of the Company’s Registration Statement.

We have examined the Registration Statement, the Base Prospectus, the Prospectus Supplement and such other instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed.  In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

Based on such examination, we are of the opinion that the issuance of the Notes has been duly authorized by all necessary action by the Board of Directors and the authorized officers of the Company and, when such Notes have been duly completed, executed, authenticated and delivered in accordance with the Indenture and sold as contemplated by the Registration Statement, any amendment thereto, the Prospectus and the Prospectus Supplement relating to the

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Notes and the agreed consideration therefor has been received by the Company, the Notes will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

With respect to enforcement, the above opinion is qualified to the extent that enforcement of the Indenture and the Notes may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors’ rights or by general equity principles.

The foregoing opinion is limited to matters arising under the laws of the State of New York and the General Corporation Law of the State of Delaware.  We hereby consent to the filing of this opinion as an exhibit to the Company’s Report on Form 8-K dated September 10, 2010 and the incorporation by reference of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement and any amendment thereto.  In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Act or the related rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ Sidley Austin LLP